EXHIBIT 99.1

Vistagen Appoints Douglas J. Williamson to its Board of Directors

Dr. Williamson brings nearly three decades of leadership experience in neuroscience drug development, clinical research, and regulatory strategy

SOUTH SAN FRANCISCO, Calif.--(GLOBE NEWSWIRE)—July 31, 2026, Vistagen (Nasdaq: VTGN), a late clinical-stage biopharmaceutical company pioneering neuroscience with nose-to-brain neurocircuitry to develop and commercialize a new class of intranasal product candidates called pherines, today announced the appointment of Douglas J. Williamson, MD, to its Board of Directors (“Board”). Dr. Williamson brings extensive experience leading neuroscience drug development programs from early clinical research through regulatory approval and commercialization.

“We are pleased to welcome Dr. Williamson to Vistagen’s Board of Directors,” said President and Chief Executive Officer Shawn Singh. “Over his career, he has guided therapies from early development through regulatory approval and into the hands of patients. That expertise will be invaluable as we advance our neuroscience pipeline and evaluate future corporate growth opportunities. We look forward to his perspectives as we work to deliver innovative treatments to patients with unmet needs.”

Dr. Williamson is currently a CNS Drug Development Consultant and founder of Destiny Biopharm Consulting. Most recently, he served as Chief Medical Officer of QurAlis Corporation. Prior to QurAlis, he was Executive Vice President, Head of Research and Development at Acadia Pharmaceuticals Inc., where he led the company’s research and development strategy across its neuroscience pipeline and served on its Executive Management Committee. Earlier in his career, Dr. Williamson served as Chief Medical Officer of Avadel Pharmaceuticals and held senior leadership positions at H. Lundbeck A/S, including Senior Vice President, Head of U.S. Research and Development, and Deputy Global Chief Medical Officer. He also served as Vice President, Global Head of Therapeutic Area Leadership at Parexel International. During his tenure at Eli Lilly and Company, Dr. Williamson contributed to the development and regulatory approval of several neuropsychiatric therapies, including Symbyax for treatment-resistant depression and bipolar depression, Zyprexa for bipolar maintenance, and supported the commercial development of Cymbalta. Dr. Williamson previously served on the Board of Bright Minds Biosciences (Nasdaq: DRUG), and was a member of its Compensation, Audit, Nomination and Corporate Governance Committees. He holds a medical degree from the University of Edinburgh.

“It’s a privilege to join Vistagen’s Board,” said Dr. Williamson. “The Company’s mission of bringing forward new treatment options for patients across a range of conditions is one I am glad to support, and I am excited to work with the experienced team as they continue to advance the Company’s innovative research and development efforts.”

About Vistagen
Vistagen (Nasdaq: VTGN) is a late clinical-stage biopharmaceutical company leveraging a deep understanding of nose-to-brain neurocircuitry to develop and commercialize a new class of rapid-onset neurocircuitry-focused intranasal product candidates called pherines. Vistagen’s pherine product candidates are designed to achieve therapeutic benefits without requiring absorption into the blood or uptake into the brain, giving them the potential to be a safer alternative to other pharmacological options, if successfully developed and approved. Vistagen’s most advanced intranasal pherine product candidates are fasedienol in U.S. Phase 3 development for social anxiety disorder and, in Phase 2 development, itruvone for major depressive disorder and refisolone for vasomotor symptoms (hot flashes) due to menopause. Connect at www.Vistagen.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Dr. Williamson’s service on the Board, and the potential attributes and benefits of Vistagen’s product candidates. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Vistagen and its management, are inherently uncertain. As with all pharmaceutical products, there are substantial risks and uncertainties in the process of development and potential commercialization and actual results or developments may differ materially from those projected or implied in these forward-looking statements. Risks that may impact the outcome of these forward-looking statements are more fully discussed in the section entitled “Risk Factors” in Vistagen’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, as well as discussions of potential risks, uncertainties, and other important factors in Vistagen’s other filings with the U.S. Securities and Exchange Commission (“SEC”). Vistagen’s SEC filings are available on the SEC’s website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing Vistagen’s views as of any subsequent date. Vistagen explicitly disclaims any obligation to update any forward-looking statements other than as may be required by law. If Vistagen does update one or more forward-looking statements, no inference should be made that Vistagen will make additional updates with respect to those or other forward-looking statements.

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